Exhibit 99.1

Tribune Publishing Company Reports Preliminary 2015 Third Quarter Results

CHICAGO--(BUSINESS WIRE)--November 5, 2015--Tribune Publishing Company (NYSE:TPUB):

2015 Third Quarter Summary:

  Q3 Preliminary GAAP Measures
    Total Revenues of $404 million, up slightly from the prior-year quarter
    Advertising Revenues of $220 million, down slightly from the prior-year quarter and down 9.6%, excluding advertising revenues from the acquisition of The San Diego Union-Tribune
    Direct Mail, Digital Marketing Services and Content Syndication were $33 million, up 5.4% from prior-year quarter
    Including restructuring, acquisition and remediation costs, Net Loss was $3 million or Diluted Loss per Share of $0.13
    Preliminary Net Loss and Diluted Loss per Share do not include an estimated $5 million or $0.20, respectively, after-tax charge related to an adverse jury verdict in a pre-spin employment litigation matter that was announced on the evening of Nov. 4th
  Q3 Non-GAAP Measures
    Adjusted Net Income of $3 million and Adjusted Diluted Earnings per Share of $0.12, excluding restructuring, acquisition and remediation costs
    Pro Forma Adjusted EBITDA of $28 million, up $2 million from the prior-year quarter, reflecting accretive acquisitions and significant progress on in-year expense reductions
  Q3 Total Digital Revenues of $52 million, up 6.6% from the prior-year quarter (adjusted for prior-year impact of modified affiliate agreements); Over the twelve months ended September 27, 2015, Total Digital Revenues have grown to over $200 million and 12% of Total Revenues
    Q3 Total Digital subscribers grew to 715,000, up 19% from prior-year quarter, up 6% from Q2 2015
    Q3 Digital-only subscribers were 81,000, up 37% from prior-year quarter, up 15% from Q2 2015
  On adjusted basis, the Company eliminated $24 million of Q3 cash expenses versus the comparable prior-year quarter and over $70 million year-to-date through Q3
  Generated $22 million of Operating Cash Flow in Q3
    Q3 Capital Expenditures of $8 million
  Company reaffirms full year 2015 Financial Guidance:
    Total Revenues of $1.645 billion to $1.675 billion
    Adjusted EBITDA of $145 million to $160 million

Tribune Publishing Company (NYSE:TPUB) today reported preliminary financial results for its third quarter ended September 27, 2015. Preliminary Net Loss and Diluted Loss per Share do not include an estimated $5 million or $0.20, respectively, after-tax charge related to an adverse jury verdict that was announced on the evening of November 4th in an employment litigation matter that originated pre-spin. The Company expects to record the reserve in its third quarter financial statements included in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or before November 11, 2015. Management uses non-GAAP measures to enhance comparability of operating results.

“Our Company demonstrated solid progress against our strategic plan this quarter,” said Tribune Publishing CEO Jack Griffin. “Pro Forma Adjusted EBITDA increased by $2 million; our digital revenues increased 7 percent year-over-year; we continued to make significant progress re-shaping the Company’s cost structure, realizing more than $70 million of expense savings year-to-date on an adjusted basis; and year-over-year acquired properties generated $40 million of incremental revenue and $10 million of incremental Adjusted EBITDA. We are confident about the path we are on to create shareholder value as we build upon our foundation of premium journalism, strong brands and an excellent team."

	Results Summary
	In millions, except per share amounts
	LTM means last twelve months ended September 27, 2015
		3Q 2015	3Q 2014	YTD 2015	YTD 2014	LTM Q3 2015
	GAAP Measures:
	Revenues	$404.3	$404.1	$1,211.0	$1,250.5	$1,668.5
	Net Income (Loss)	$(3.4)	$(0.2)	$2.5	$26.8	$18.0
	Diluted Earnings (Loss) per share	$(0.13)	$(0.01)	$0.10	$1.05	$0.70
	Operating Cash Flow (OCF)(1)	$22.2	$48.8	$60.9	$125.9	$65.6

	Non-GAAP Measures:
	Pro Forma Adjusted EBITDA	$28.3	$26.0	$88.7	$90.8	$157.4
	Adjusted Net Income	$3.3	$7.2	$19.6	$53.3	$45.8
	Adjusted Diluted Earnings per share	$0.12	$0.28	$0.75	$2.09	$1.78

(1) -	Operating Cash Flow represents Net cash provided by operating activities

	See "Use of Non-GAAP Financial Measures" below and reconciliations of non-GAAP measures to most comparable GAAP measure.

2015 THIRD QUARTER RESULTS

Total Revenues in the third quarter of 2015 were $404.3 million compared to $404.1 million in the third quarter of 2014. Advertising revenues were $220 million in the third quarter of 2015, down 0.5% from the prior-year quarter. Third quarter advertising revenues, excluding advertising revenues from The San Diego Union-Tribune, declined 9.6%. Circulation revenues of $120 million were up 11.6% in the quarter compared to the prior-year and increased 0.7% from last year excluding revenues from The San Diego Union-Tribune. Third quarter 2015 Commercial Print and Delivery revenues of $31 million declined from $44 million in the prior-year quarter due to changes in contracts, primarily in Chicago and Los Angeles. All other revenues, including Direct Mail, Digital Marketing Services and Content Syndication, were $33 million, an increase of 5.4%, compared to the third quarter of 2014. Revenues from acquired properties in the third quarter of 2015 totaled $49 million. Acquired properties consist of all of the properties acquired in 2014 and 2015.

Total Operating Expenses, including depreciation and amortization, for the third quarter of 2015 were $403 million compared to $400 million in the third quarter of 2014. Total operating expenses, adjusted to isolate in-year reductions in cash operating expenses as calculated below, resulted in $23.9 million of adjusted cash operating expense savings in the third quarter of 2015 compared to 2014 and over $70 million of savings year-to-date through the third quarter of 2015. A component of the adjusted cash operating expense savings is adjusted cash compensation, as calculated below. Of the $23.9 million of adjusted cash operating expense savings in the third quarter, $15.8 million represented adjusted cash compensation savings in 2015 versus 2014.

	(in millions)	3Q 2015	3Q 2014	$ change	% change

	Operating Expenses (as reported)	$402.8	$399.5	$3.3	0.8%
	Newsprint & Ink	(29.1)	(32.8)	3.7	(11.4%)
	Affiliate Fees	(13.7)	(9.2)	(4.5)	48.3%
	Adjusted acquired property cash expenses	(34.4)	(7.2)	(27.2)	*
	Applicable Non-GAAP reconciliations for Adjusted EBITDA and Pro Forma Adjusted EBITDA	(26.8)	(27.5)	0.7	*

	Adjusted Cash Operating Expenses[1]	$298.8	$322.7	$(23.9)	(7.4%)

		3Q 2015	3Q 2014	$ change	% change

	Compensation expenses (as reported)	$157.8	$150.8	$7.0	4.7%
	Acquired Property Compensation	(14.9)	(2.7)	(12.3)	*
	Restructuring, stock-based comp, pension credits	(3.5)	0.9	(4.4)	*
	Corporate allocations - shared services and other	-	6.2	(6.2)	*

	Adjusted Cash Compensation	$139.4	$155.2	$(15.8)	(10.2%)

	* Not meaningful or greater than 100% variance

(1)

Adjusted cash operating expenses, as defined, has changed from the prior quarter disclosure to include Circulation Distribution expenses. Adjusted cash operating expense comparisons continue to exclude newsprint/ink, affiliate fees, acquired property expenses and items listed in the Non-GAAP reconciliations as these expenses are considered either primarily variable to revenues or present a non-comparable expense versus the prior year period.

Income from operations for the third quarter of 2015 was $2 million compared to $5 million in the prior-year quarter primarily due to revenue and expense variances, as described above.

Income from operations, excluding the increase in depreciation and amortization expenses exceeded the prior-year period by $1 million. Depreciation and amortization expenses increased by $4 million related to the spin-off transaction.

Interest expense, net for the third quarter of 2015 was $7 million compared to $4 million in the prior-year quarter, due to $70 million of debt incurred in the second quarter of 2015 in connection with the San Diego acquisition and because the post-spin interest expense in the prior year represented a partial quarter.

Net loss for the third quarter of 2015 was $3 million compared to $0.2 million in the third quarter of 2014 due to the variances described above.

On the evening of November 4, 2015, the Company received an adverse jury verdict in a pre-spin employment litigation matter. Although not probable or estimable before this jury verdict was announced, the Company, in accordance with GAAP, expects to record an after-tax charge estimated at $5 million in its financial statements that will be included in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission for the quarter ended September 27, 2015. Given the timing of this verdict, the preliminary financial results included herein do not reflect this GAAP charge. The after-tax effect of this reserve is estimated at $5 million or $0.20 per share for both the third quarter of 2015 and the year-to-date period ended September 27, 2015.

Net Cash Provided by Operating Activities for the third quarter of 2015 was $22 million. Capital Expenditures for the third quarter were $8 million.

Pro Forma Adjusted EBITDA for the third quarter of 2015 was $28 million, up $2 million from the third quarter of 2014. Cash outlays for restructuring, acquisition and remediation costs for the third quarter totaled $11 million.

Adjusted Net Income and Adjusted Diluted EPS for the third quarter of 2015 were $3 million and $0.12 per share, respectively.

Conference Call Webcast

The Company’s earnings conference call will be held at 10 a.m. CT today, November 5, and will be accessible live to the public via webcast and on dial-in conference lines. To access the live webcast and view materials related to the earnings announcement, please visit investor.tribpub.com. Participants can pre-register for the call using the following link: http://dpregister.com/10074276. Participants who pre-register will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time. For those who do not pre-register, please dial 1-866-777-2509 in the U.S. or 1-412-317-5413 internationally at least 10 minutes prior to the scheduled start. The conference call will be “listen only” for participants other than Tribune Publishing management and financial analysts. The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until November 12, 2015. To access the replay via telephone, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally, code 10074276.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Tribune Publishing’s financial results, this press release includes references to Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding its cost-management initiatives, advertising revenue outlook, and 2015 guidance. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Tribune Publishing's actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s reliance on revenue from printing and distributing third-party publications; macroeconomic trends and conditions; the Company’s ability to adapt to technological changes; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s success in implementing expense mitigation efforts; the Company’s ability to attract and retain employees; changes in newsprint prices; the Company’s reliance on third-party vendors for various services; adverse results from litigation, governmental investigations or tax-related proceedings or audits; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s indebtedness and ability to comply with debt covenants applicable to its debt facilities; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT TRIBUNE PUBLISHING

Tribune Publishing Company (NYSE: TPUB) is a diversified multiplatform media and marketing-solutions company that delivers innovative experiences for audiences and advertisers. The Company’s diverse portfolio of iconic news and information brands includes 11 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; San Diego; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy, El Sentinel and VidaLatina making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing is headquartered in Chicago. For more information, please visit www.tribpub.com.

Exhibits:

Condensed Consolidated and Combined Statements of Income

Notes to Condensed Consolidated and Combined Statements of Income

Condensed Consolidated and Combined Balance Sheets

Non-GAAP Reconciliations - Net Income to Adjusted EBITDA

Non-GAAP Reconciliations - Adjusted EBITDA to Pro Forma Adjusted EBITDA

Non-GAAP Reconciliations - Net Income to Adjusted Net Income and Adjusted Diluted EPS

(TPUB-F)

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS) (In thousands, except per share data) (Unaudited)

Preliminary

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Operating revenues: (1)
Advertising	$219,772	$220,842	$665,142	$696,008
Circulation	119,979	107,511	344,288	323,828
Other	64,582	75,704	201,564	230,666
Total operating revenues	404,333	404,057	1,210,994	1,250,502

Operating expenses (2)	402,801	399,540	1,186,949	1,200,203

Income from operations	1,532	4,517	24,045	50,299

Gain (loss) on equity investments, net	(535)	(201)	(542)	(830)
Gain on investment transaction	—	—	—	1,484
Interest expense, net	(6,923)	(3,783)	(19,121)	(3,838)
Reorganization items, net	80	(205)	(773)	(214)
Income (loss) before income taxes	(5,846)	328	3,609	46,901
Income tax expense (benefit)	(2,472)	484	1,070	20,082

Net income (loss)	$(3,374)	$(156)	$2,539	$26,819

Net income (loss) per common share:
Basic	$(0.13)	$(0.01)	$0.10	$1.05
Diluted	$(0.13)	$(0.01)	$0.10	$1.05

Weighted average shares outstanding:
Basic	26,321	25,430	25,908	25,426
Diluted	26,321	25,430	26,074	25,465

Dividends declared per common share:	$0.175	$—	$0.53	$—

See accompanying pages for notes. Results for 2014 include two months as a stand-alone company, Tribune Publishing Company, and seven months as a division of Tribune Media Company prior to the August 2014 spin-off.

TRIBUNE PUBLISHING COMPANY NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS) (In thousands) (Unaudited)

Preliminary

Note (1) - Operating Revenues for the three and nine months ended September 27, 2015 and September 28, 2014

	Three months ended			Nine months ended
	September 27, 2015	September 28, 2014	% Change	September 27, 2015	September 28, 2014	% Change
Advertising (1a)
Retail	$116,087	$114,653	1.3%	$342,954	$353,889	(3.1%)
National	36,817	37,652	(2.2%)	121,891	133,528	(8.7%)
Classified	66,868	68,537	(2.4%)	200,297	208,591	(4.0%)
Total advertising	219,772	220,842	(0.5%)	665,142	696,008	(4.4%)
Circulation	119,979	107,511	11.6%	344,288	323,828	6.3%
Other revenue
Commercial print and delivery	31,116	43,951	(29.2%)	97,325	133,792	(27.3%)
Direct mail and marketing	13,583	17,459	(22.2%)	46,107	52,987	(13.0%)
Digital marketing services	7,562	5,985	26.3%	21,280	16,935	25.7%
Content syndication and other	12,321	8,309	48.3%	36,852	26,952	36.7%
Total other revenues	64,582	75,704	(14.7%)	201,564	230,666	(12.6%)
Total operating revenues	$404,333	$404,057	0.1%	$1,210,994	$1,250,502	(3.2%)

Note (1a)	Three months ended			Nine months ended
	September 27, 2015	September 28, 2014	% Change	September 27, 2015	September 28, 2014	% Change
ROP (Run of Press)	$105,034	$103,709	1.3%	$324,984	$332,198	(2.2%)
Preprint	72,812	72,653	0.2%	214,577	225,490	(4.8%)
Digital	41,926	44,480	(5.7%)	125,581	138,320	(9.2%)
Total advertising	$219,772	$220,842	(0.5%)	$665,142	$696,008	(4.4%)

TRIBUNE PUBLISHING COMPANY NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS) (cont.) (In thousands) (Unaudited)

Preliminary

Note (2) - Operating Expenses for the three and nine months ended September 27, 2015 and September 28, 2014

	Three months ended			Nine months ended
	September 27, 2015	September 28, 2014	% Change	September 27, 2015	September 28, 2014	% Change

Compensation	$157,783	$150,762	4.7%	$463,398	$435,413	6.4%
Circulation distribution	71,197	71,408	(0.3%)	206,545	218,340	(5.4%)
Newsprint and ink	29,096	32,839	(11.4%)	91,835	103,836	(11.6%)
Outside services	42,576	30,338	40.3%	121,847	85,487	42.5%
Corporate allocations (2a)	—	15,882	*	—	90,497	*
Occupancy	16,252	14,758	10.1%	47,348	45,688	3.6%
Promotion and marketing	14,626	14,587	0.3%	42,877	39,153	9.5%
Outside printing and production	11,330	11,975	(5.4%)	35,710	34,395	3.8%
Affiliate fees	13,705	9,240	48.3%	42,185	27,715	52.2%
Other general and administrative	31,933	37,606	(15.1%)	95,043	100,673	(5.6%)
Depreciation and amortization	14,303	10,145	41.0%	40,161	19,006	*

Total operating expenses	$402,801	$399,540	0.8%	$1,186,949	$1,200,203	(1.1%)

Note (2a)	Three months ended			Nine months ended
	September 27, 2015	September 28, 2014	% Change	September 27, 2015	September 28, 2014	% Change

Corporate management fee	$—	$3,851	*	$—	$21,871	*
Allocated depreciation	—	1,731	*	—	11,707	*
Shared service centers	—	10,108	*	—	53,492	*
Other	—	192	*	—	3,427	*

Total corporate allocations	$—	$15,882	*	$—	$90,497	*

* Represents positive or negative change in excess of 100%

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS (In thousands) (Unaudited)

Preliminary

	September 27, 2015	December 28, 2014
Assets
Current Assets:
Cash	$54,651	$36,675
Accounts receivable	208,652	234,812
Inventories	13,655	16,651
Deferred income taxes	32,093	38,207
Prepaid expenses and other	18,935	26,593
Total current assets	327,986	352,938
Net Properties, Plant and Equipment	150,323	162,345
Other Assets
Goodwill	127,428	41,669
Intangible assets, net	149,169	87,272
Investments and other assets	84,315	42,291
Total other assets	360,912	171,232
Total assets	$839,221	$686,515

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,800	$17,911
Accounts payable	73,605	81,567
Other	198,663	206,510
Total current liabilities	294,068	305,988
Non-Current Liabilities
Long-term debt	381,946	329,613
Other non-current liabilities	156,875	44,745
Total non-current liabilities	538,821	374,358

Equity
Total stockholders' equity	6,332	6,169
Total liabilities and equity	$839,221	$686,515

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)

Preliminary

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended			Nine months ended
	September 27, 2015	September 28, 2014	% Change	September 27, 2015	September 28, 2014	% Change

Net income (loss)	$(3,374)	$(156)	*	$2,539	$26,819	(90.5%)

Income tax expense	(2,472)	484	*	1,070	20,082	(94.7%)
(Gain) loss on equity investments, net	535	201	*	542	830	(34.7%)
Gain on investment fair value adjustment	—	—	*	—	(1,484)	*
Interest expense, net	6,923	3,783	83.0%	19,121	3,838	*
Reorganization items, net	(80)	205	*	773	214	*

Income from operations	1,532	4,517	(66.1%)	24,045	50,299	(52.2%)

Depreciation and amortization	14,303	10,145	41.0%	40,161	19,006	*
Allocated depreciation (1)	—	1,731	*	—	11,707	*
Allocated corporate management fee	—	3,851	*	—	21,871	*
Restructuring, acquisition and remediation costs (2)	11,079	8,779	26.2%	28,515	23,124	23.3%
Litigation settlement (3)	—	3,842	*	—	2,975	*
Stock-based compensation (4)	2,059	869	*	5,060	2,188	*
Pension credits (5)	—	(2,052)	*	—	(12,492)	*
Gain from termination of post-retirement benefits (6)	(650)	—	*	(9,099)	—	*

Adjusted EBITDA(6)	$28,323	$31,682	(10.6%)	$88,682	$118,678	(25.3%)

* Represents positive or negative change in excess of 100%

(1) - Allocated depreciation represents depreciation for primarily technology assets that were used by Tribune Publishing prior to the spin-off. As a result of the spin-off, these technology assets were assigned to Tribune Publishing and the related depreciation is included in post-spin operating results.

(2) - Restructuring (including spin-related), acquisition and remediation costs include costs related to Tribune Publishing's internal restructuring, the distribution and separation from Tribune Media Company ("TCO"), acquisitions and material weakness remediation costs.

(3) - Adjustment to litigation settlement reserve.

(4) - Stock-based compensation is due to Tribune Publishing's and TCO's equity compensation plans and is included for comparative purposes.

(5) - Pension credits are due to allocations from TCO for Tribune Publishing employees defined benefit plan. As part of the spin-off, TCO retained this plan.

(6) - In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain post-retirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the 2015 year-to-date period for Adjusted EBITDA, as presented, includes such adjustment for the non-recurring gain from termination of certain post-retirement benefits.

(7) -The 2014 Adjusted EBITDA has been amended to exclude the adjustment for pre-spin intercompany rent for certain properties. The pre-spin intercompany rent was previously included to improve comparability between the 2013 pre-spin period and the 2014 pre-spin periods as the Company did not have intercompany rent until December 2013 for certain properties.

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)

Preliminary

Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA:

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014

Adjusted EBITDA	$28,323	$31,682	$88,682	$118,678

Modified affiliate agreement - CareerBuilder	—	(2,000)	—	(9,000)
Modified affiliate agreement - Cars.com	—	(4,000)	—	(12,000)
Public company costs	—	—	—	(10,000)
Incremental rent (1)	—	(2,339)	—	(16,339)
Intercompany rent (2) (3)	—	2,699	—	19,489

Pro Forma Adjusted EBITDA(4)	$28,323	$26,042	$88,682	$90,828

(1) - Incremental rent represents the amount estimated for intercompany rent prior the finalization of the amendments to the lease agreements. Incremental rent was added back to net income for the 2014 periods prior to the spin-off as a pro forma adjusted estimate to provide investors with post-spin economics based on no longer owning the real estate. This amount is included in the calculation of Pro Forma Adjusted EBITDA and offset against the actual amount of intercompany rent for comparability to the Pro Forma Adjusted EBITDA metrics previously disclosed. Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements. The Company began making rent payments effective with the spin-off.

(2) - Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements prior to the spin-off. Intercompany rent expense is added back to net income for the 2014 periods prior to the spin-off for better comparability between the periods presented. The Company began making rent payments effective with the spin-off.

(3) - Third quarter and year-to-date 2014 Adjusted EBITDA has been amended to exclude the adjustment for pre-spin intercompany rent for certain properties. The pre-spin intercompany rent was previously included to improve comparability between the 2013 pre-spin period and the 2014 pre-spin periods as the Company did not have intercompany rent until December 2013 for certain properties. This adjustment has been included in Pro Forma Adjusted EBITDA for comparability.

(4) - In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain post-retirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the 2015 year-to-date period for Adjusted EBITDA, as presented, includes such adjustment for the non-recurring gain from termination of certain post-retirement benefits.

Adjusted EBITDA

Adjusted EBITDA is defined as net income before income taxes, interest income, interest expense, depreciation and amortization, income and losses from equity investments, corporate management fee from TCO, pension credits, stock-based compensation, certain unusual and non-recurring items (including spin-related costs) and reorganization items. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. Management believes the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Pro forma Adjusted EBITDA

Pro forma Adjusted EBITDA is defined as Adjusted EBITDA after taking into consideration rental expenses and public company costs expected to be incurred post-spin, and reductions for partial economics on reasonable-case modified affiliate agreements for digital products, including CareerBuilder.com and Cars.com. Management believes the presentation of Pro forma Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company and includes elements used as the basis for forecasting going forward. Management believes this measure improves the understanding and comparability of future results by providing quantitative estimates for historical periods presented.

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)

Preliminary

Reconciliation of Net Income (Loss) to Adjusted Net Income:

	Three months ended
	September 27, 2015		September 28, 2014

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$(3,374)	$(0.13)	$(156)	$(0.01)

Adjustments to net income, net of 40% tax:
Restructuring, acquisition and remediation costs	6,647	0.25	5,267	0.21
Pre-spin allocated costs from TCO (1)	—	—	2,118	0.08

Adjusted net income - Non-GAAP	$3,273	$0.12	$7,229	$0.28

	Nine months ended
	September 27, 2015		September 28, 2014

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$2,539	$0.10	$26,819	$1.05

Adjustments to net income, net of 40% tax:
Restructuring, acquisition and remediation costs	17,109	0.66	13,874	0.54
Pre-spin allocated costs from TCO (1)	—	—	12,652	0.50

Adjusted net income - Non-GAAP	$19,648	$0.75	$53,345	$2.09

(1) - Pre-spin allocated costs from TCO includes allocated depreciation, allocated corporate management fee and pension credits recorded prior to the August 4, 2014 spin-off date, each as reflected in the reconciliation of Net Income to Adjusted EBITDA table above.

Adjusted Net income and Adjusted Diluted EPS

Adjusted net income is defined as Net income - GAAP excluding the following adjustments: Restructuring, acquisition and remediation costs and Pre-spin allocated costs from TCO, net of the impact of income taxes.

Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding.

Management believes the presentation of these measures enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company due to the non-recurring nature of many of the adjustments in the pre-spin and post-spin periods. Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they analyze current results compared to future recurring projections.

CONTACT:
Tribune Publishing Company
Investor Contacts:
Kimbre Neidhart, 469-528-9366
kneidhart@tribpub.com
or
Press Contacts:
Matthew Hutchison, 312-222-3305
matt.hutchison@tribpub.com
or
Dana Meyer, 312-222-3308
dmeyer@tribpub.com